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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Synovis Life Technologies, Inc.

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Xata Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600
January 4, 2008
Dear Shareholder:
     You are cordially invited to attend the Company’s Annual Meeting of Shareholders to be held at 3:00 p.m., on Thursday, February 7, 2008, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota.
     This year you are presented with a proposal to:
•	Elect seven directors.
     Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.
     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares which you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

John J. Coughlan Chairman and Chief Executive Officer

XATA CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 7, 2008

To the Shareholders of XATA Corporation:
     The Annual Meeting of Shareholders of XATA Corporation (the “Company”) will be held on Thursday, February 7, 2008, at 3:00 p.m., at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:
•	To elect seven directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2009. Only 6 of the 7 directors will be elected by the holders of our Common Stock. The remaining one director will be elected by the holders of our Series B Preferred Stock, voting as a class.
•	To transact such other business as may properly come before the meeting or any adjournments thereof.
     We have fixed the close of business on January 2, 2008 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.
     Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

By Order of the Board of Directors

January 4, 2008	Mark E. Ties Secretary

APPENDIX A — AUDIT COMMITTEE CHARTER

XATA CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 7, 2008

GENERAL INFORMATION
     This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the “Company”) for solicitation of proxies for use at the Annual Meeting of Shareholders on Thursday, February 7, 2008, to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota at 3:00 p.m., and at all adjournments thereof. The purposes of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters that will come before the meeting.
     A copy of our annual report, which includes our report on Form 10-K for the fiscal year ended September 30, 2007, is enclosed for your information. It is not a part of the proxy solicitation material. The report describes the financial condition of the Company as of September 30, 2007. This proxy statement and the annual report are being mailed to shareholders beginning on or about January 7, 2008.
     We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our Common Stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.
RECORD DATE AND VOTING
     We have fixed January 2, 2008 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 8,516,755 shares of our Common Stock, par value $.01 per share, 1,888,147 shares of our Series B Preferred Stock (“Series B Stock”), 1,269,036 shares of our Series C Preferred Stock (“Series C Stock”), and 1,566,580 shares of our Series D Preferred Stock (“Series D Stock”). The Series B Stock, Series C Stock and Series D Stock are referred to collectively as the “Preferred Stock.” Each share of Common Stock and Preferred Stock is entitled to one vote on each proposal to be presented to the meeting. In addition, the Series B Stock votes separately as a class with respect to the election of Christopher P. Marshall, one of the seven nominees for election as directors. There is no right of cumulative voting.
     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Therefore, the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted have no impact on the election of directors.

HOW TO VOTE	By signing and returning the enclosed proxy card, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL BE VOTED	Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each nominee. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR PROXY	You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Mark E. Ties, Chief Financial Officer, on or before February 6, 2008. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room. Note that any proxy received by the Company prior to the Annual Meeting will revoke any prior proxy given by the shareholder.

ABSTENTIONS	If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

BROKER NON-VOTES	If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.
PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT
     The following table sets forth as of December 31, 2007 the record and beneficial ownership of Common Stock held by (i) each person who is known by us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of the current directors and nominees; (iii) each Named Executive Officer (as defined in “EXECUTIVE COMPENSATION”); and (iv) all of our executive officers and directors as a group.
     Securities reported as “beneficially owned” include (a) securities over which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares which the named person has the right to acquire within sixty (60) days after December 31, 2007.

	Number of
	Shares
	Owned (5)(6)		Percentage
John J. Coughlan (1)(2)(3)	585,186		6.8%
Carl M. Fredericks (1)(2)	76,326	(7)	*
Thomas Hudson (1)(2)	1,875		*
Roger W. Kleppe (1)(2)	67,991		*
Stephen A. Lawrence (1)	47,439	(8)	*
Christopher P. Marshall (1)(2)(9)(11)	6,027,463	(10)	41.7%
Charles R. Stamp (1)(2)(4)	—		—
Chad M. Linbloom (2)	—		—
Mark E. Ties (3)	79,266		*
Thomas L. Schlick (3)	46,667		*
David A. Gagne (3)	90,000		1.1%
James C. Griffin (3)	20,000		*
William and Linda Flies, JT(11) 28822 Lake Avenue Way Frontenac MN 55026	587,550		7.0%
John Deere Special Technologies Group, Inc. (11) 300 Grimes Bridge Road Roswell GA 30075	2,144,060		25.4%
Trident Capital, Inc. (11) 505 Hamilton Avenue, Suite 200 Palo Alto CA 94301	4,723,763	(10)	32.6%
Ashford Capital Management P.O. Box 4172 Wilmington DE 19807	1,462,755		9.9%
All executive officers and current directors as a group (11 persons)	7,087,213		48.0%

*	indicates ownership of less than 1%

(1)	Currently a director.

(2)	Nominee for election as director.

(3)	Executive officer.

(4)	Nominee of John Deere Special Technologies Group, Inc. (“JDSTG”).

(5)	Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 31, 2007 as follows: John J. Coughlan — 100,000 shares; Carl M. Fredericks — 25,000 shares; Thomas G. Hudson — 1,250 shares; Roger W. Kleppe — 25,000 shares; Stephen A. Lawrence — 25,000 shares; Christopher P. Marshall — 20,000 shares; Mark E. Ties — 29,667 shares; Thomas L. Schlick — 29,667 shares; David A. Gagne — 50,000 shares and all executive officers and directors as a group — 114,356 shares.

(6)	Includes unvested shares of restricted Common Stock that is subject to forfeiture: John J. Coughlan — 203,474 shares; Mark E. Ties — 28,176 shares; Thomas L. Schick — 15,777 shares; David A. Gagne 20,000 shares; James C. Griffin — 20,000 shares and all officers and directors as a group — 287,427 shares.

(7)	Includes 9,250 shares held by Carl M. Fredericks SEP IRA.

(8)	Includes 10% of the 88,151 shares of Common Stock held by XATA Investment Partners, LLC, a limited liability company in which Mr. Lawrence is a member.

(9)	Nominee of entities affiliated with Trident Capital, Inc. (the “Trident Investors”), who are the holders of our Series B, Series C and Series D Preferred Stock. As holders of Series B Preferred Stock, the Trident Investors are entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Preferred Stock.

(10)	Consists of 4,723,723 shares issuable upon conversion of Series B, Series C and Series D Preferred Stock and 1,296,200 shares issuable upon exercise of related warrants. The shares underlying Preferred Stock and warrants are held of record as set forth in the following table. Trident Capital, Inc. (“Trident”) is authorized to act on behalf of the general partner of each of the record holders. Trident and Christopher P. Marshall (its current director and its director nominee) disclaim beneficial ownership of these shares, except to the extent of their respective economic interests in the Trident entities.

	Series B		Series C		Series D
	Preferred		Preferred		Preferred
	Stock	Warrants	Stock	Warrants	Stock	Warrants
Trident Capital Fund-V, L.P.	1,691,472	404,709	1,136,849	335,939	1,403,400	421,020
Trident Capital Fund-V Affiliates Fund, L.P.	9,830	2,326	6,607	1,953	8,156	2,447
Trident Capital Fund-V Affiliates Fund (Q), L.P.	9,379	2,218	6,305	1,863	7,783	2,335
Trident Capital Fund-V Principals Fund, L.P.	48,958	11,579	32,905	9,723	40,620	12,186
Tridnet Capital Parallel Fund-V, C.V.	128,508	30,394	86,370	25,522	106,621	31,986
(11)	Trident has entered into a Voting Agreement with JDSTG and William P. Flies and certain of his affiliates whereby JDSTG and Mr. Flies and his affiliates (a) agree to vote for Trident’s nominee(s) for director, at such time as Trident no longer holds sufficient Preferred Stock to elect two directors as a separate class, but only for so long as the Trident Investors own at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock), and (b) grant Trident a right of first refusal to acquire their shares.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Bylaws provide that the number of directors shall be fixed by resolution of the shareholders or the Board of Directors. The current number of directors is fixed at seven (7). The seven nominees for election as directors at the Annual Meeting are as follows:
Nominees to be Voted on by Holders of Common and Preferred Stock
John J. Coughlan
Carl M. Fredericks
Thomas Hudson
Roger W. Kleppe
Charles R. Stamp, Jr.
Chad Lindbloom
Nominee to be Voted on by Holders of Series B Preferred Stock Only
Christopher P. Marshall
     With the exception of Mr. Lindbloom, all of the nominees are currently members of the Board of Directors.
     Five of the seven nominees for election as directors at the Annual Meeting were selected by majority vote of our independent directors only (listed below), as required under the listing standards of the Nasdaq Stock Market (“Nasdaq”). These nominees are John J. Coughlan, Carl M. Fredericks, Thomas Hudson, Roger W. Kleppe and Chad Lindbloom.
     Charles R. Stamp, Jr. is a nominee of JDSTG and Christopher P. Marshall is a nominee of Trident Capital, Inc. (“Trident”). Currently, JDSTG has the right to nominate three directors and Trident has the right to nominate two directors (one of whom must be independent of Trident and approved by our independent directors if the total number of directors is seven or less). These rights were negotiated in connection with their respective investments in the Company. Each of JDSTG and Trident has designated just one nominee (Charles R. Stamp and Christopher P. Marshall, respectively) for election at the Annual Meeting.
     The following current members of the Board of Directors (comprising a majority of the current Board) are “independent,” as defined by Nasdaq listing standards related to Board membership:
Stephen A. Lawrence*
Carl M. Fredericks
Roger W. Kleppe
Christopher P. Marshall
Charles R. Stamp, Jr.

*	Mr. Lawrence is not standing for re-election to the Board of Directors.
     Mr. Lindbloom would be considered to be independent as defined by Nasdaq listing standards.

     The directors elected at this Annual Meeting, and at annual meetings thereafter, unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting.
     In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

JOHN J. COUGHLAN	Director since October 2006
     (Chairman of the Board of Directors, Chief Executive Officer and President of the Company) Mr. Coughlan has been Chairman and Chief Executive Officer since joining XATA in October 2006. Prior to joining XATA, he was involved in a business consulting practice. He previously served as president and CEO of Lawson Software, Minnesota’s largest software company, through June 2005. Mr. Coughlan joined Lawson Software in 1987 and became CEO in February 2001 prior to the company’s initial public offering in December of 2001. In addition to his responsibilities at XATA, Mr. Coughlan is an active regional business advocate and serves on the board of directors for several local organizations, including Securian Financial Group, Inc. He replaced Craig Fawcett, who resigned in September 2006. Mr. Coughlan is 49 years old.

CARL M. FREDERICKS	Director since February 1998
     Mr. Fredericks is currently the President of Fredericks & Associates, a regional investment banking firm, founded in 1982 and located in San Diego, CA, specializing in emerging market companies, both private and public. The firm is active in advisory services, funding activities, and mergers and acquisitions. He also is Chief Executive Officer of CBC Management, LLC, the sole manager of Commercial Bridge Capital, LLC, a private bridge loan fund. From 1995 to 1998, Mr. Fredericks was the managing member of Fredericks, Shields & Co., LLC, a firm that was engaged in the same types of business conducted by Fredericks & Associates. From 1990 to 1991, he served as Vice President and investment manager at Westinghouse Credit Corporation, Newport Beach, CA, where he was responsible for managing its investments in sponsored leverage buyouts and recapitalization of large- and middle-market companies in the United States. Mr. Fredericks holds a master’s degree in business administration and finance from Columbia University, Graduate School of Business Administration, New York City, and a bachelor’s degree in economics from Denison University in Granville, Ohio. He previously served as a member of the board of directors of Bio-Interfaces, Inc., and as an advisor to the boards of directors of Triton Group Ltd. and Firstworld Communications, Inc. He also is a member of the board of directors of the Association for Corporate Growth (San Diego Chapter). Mr. Fredericks is currently a trustee of the Marshall M. Fredericks Sculpture Museum at Saginaw Valley State University. Mr. Fredericks is 63 years old.

THOMAS G. HUDSON	Director since October 2007
     Mr. Hudson is the retired Chief Executive Officer of Global Capacity, a start-up company that provides integrated communications logistics solutions worldwide. Prior to joining Global Capacity in June of 2005, Mr. Hudson served as Chairman and Chief Executive Officer of CNT, a provider of wide area storage networks, since June 1996, as a director since August 1996 and as Chairman of the Board since May 1999. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served as Vice President and General Manager in a number of management positions at IBM Corporation. Mr. Hudson is a graduate of the University of Notre Dame with a bachelor’s in electrical engineering and New

York University with an MBA in finance. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson previously served on the board of directors of CGSY, CNT, McData Corp, Lawson Software, Ciprico, and Plato Software. He currently serves on the board of directors of Incentra Solutions, a publicly traded company and two private companies, Wyndstorm and MQSoftware. Mr. Hudson is 61 years old.

ROGER W. KLEPPE	Director since September 1995
     Mr. Kleppe is Vice President of Human Resources, Real Estate and Facility Services for Blue Cross and Blue Shield of Minnesota, reporting to the president and chief executive officer. Blue Cross is the State of Minnesota’s oldest and largest health insurance company with more than 2.6 million members and $7.0 billion in revenue. Mr. Kleppe has been with Blue Cross since March 1994. He previously served on the Blue Cross board of trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was Vice President of Human Resources and Administrative Resources for National Business Systems, Inc. Mr. Kleppe has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He currently serves on the board of directors for Prime Therapeutics, Inc., a for-profit pharmacy benefit management company. Mr. Kleppe also serves as President of the Human Resources Executive Council, a professional association of human resource executives from the largest companies in the Twin Cities, and serves as a member of the board of advisors for the Executive Development Center, Carlson School of Management, at the University of Minnesota. Mr. Kleppe is 58 years old.

CHRISTOPHER P. MARSHALL	Director since December 2003
     Mr. Marshall joined Trident Capital in 1996 as a Principal and has been a Managing Director since 1998. In this role, he focuses on the payments, outsourcing and communications technology markets. From 1992 to 1994, he was an Associate with the Leveraged Capital Group of Banque Paribas. Earlier in his career, Mr. Marshall was a Financial Analyst in the Corporate Finance department of Chase Manhattan Bank, where he specialized in merchant banking transactions. Mr. Marshall received a bachelor’s degree from Hamilton College and a master’s degree in business administration from Northwestern University, J.L. Kellogg Graduate School of Management. Mr. Marshall is 39 years old.

CHARLES R. STAMP, JR.	Director since September 2000
     Mr. Stamp received a bachelor’s degree from Southeast Missouri State University in 1971 and is a graduate of the University of Missouri School of Law in Columbia, MO. He practiced law from 1974 until 1981 and then entered the agribusiness field. In September 2002, Mr. Stamp was named Vice President, Public Affairs Worldwide of Deere and Company. Prior to this he served as President of John Deere Special Technologies Group, Inc. and as President, Worldwide Agricultural Division - Global AgServices of Deere and Company. He is the immediate past President, Chief Executive Officer and co-founder of InterAg Technologies, Inc., a privately held Atlanta-based agricultural electronics manufacturing and computer software company, which was acquired by Deere and Company in 1999 to form the basis of Deere’s Special Technologies Group. Mr. Stamp entered the agribusiness industry in 1981 as President and Chief Executive Officer of Meyer Agri-Products, Inc., a company that later became a division of Butler Manufacturing Company of Kansas City, MO., where he served as a division vice president. Stamp serves as Chairman of the Association of Equipment Manufacturers, the global trade association for manufacturers of agricultural, construction, forestry, mining and utility equipment. Mr. Stamp is 58 years old.

CHAD M. LINDBLOOM
     Mr. Lindbloom is currently Vice President and Chief Financial Officer of C.H. Robinson Worldwide, Inc. C.H. Robinson Worldwide, Inc. provides worldwide freight transportation services and logistics solutions to companies of all sizes, in a wide variety of industries. Mr. Lindbloom has served in various roles with C.H. Robinson Worldwide, Inc. since joining the company in 1990. Mr. Lindbloom holds a Bachelor of Science degree and a Masters of Business Administration from the Carlson School of Management at the University of Minnesota. Mr. Lindbloom is 43 years old.
Director Compensation
     For fiscal 2007, the non-employee directors received the following total compensation:

	Fees Earned or	Restricted Stock	Option Awards
	Paid in Cash ($)	Awards ($) (1)	($) (1)	Total ($)
Carl M. Fredericks	10,000	12,750	9,950	32,700
Thomas G. Hudson	—	—	—	—
Roger W. Kleppe	10,000	12,750	9,950	32,700
Stephen A. Lawrence	10,000	12,750	9,950	32,700
Christopher P. Marshall	—	12,750	9,950	22,700
Charles R. Stamp	—	—	—	—

(1)	Valuation of stock and option awards is based on the compensation cost we recognized during fiscal 2007 for financial statement purposes under FAS 123(R) for all awards granted in fiscal 2007 and prior years utilizing assumptions discussed in Note 8 to our financial statements for the fiscal year ended September 30, 2007, but disregarding the estimate of forfeitures related to service based vesting.
     Non-employee directors (except Mr. Stamp, the JDSTG nominee, and Mr. Marshall, the Trident nominee) receive $10,000 annually to serve on the Board of Directors.
     Each non-employee director (except Mr. Stamp) also will receive upon re-election at the Annual Meeting a 5,000 share stock option grant and a 2,500 share stock award, both pursuant to the Company’s 2007 Long-Term Incentive and Stock Option Plan. The stock options are exercisable for ten years commencing at the date of grant at a price equal to the fair market value of the Common Stock on the date of grant. The stock is fully vested at the time of award. At its discretion, the Company has the ability to offer a cash gross-up to offset the estimated tax liability incurred at the time of the stock award.
     Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.
Board Meetings and Committees
     During the year ended September 30, 2007, the Board of Directors met four times, held one teleconference and otherwise conducted business by unanimous written action. Committees of the Board met immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than

75% of the aggregate of the meetings of the Board of Directors and of the meetings of the Board committees on which he served.
     The Board of Directors has established an Audit Committee and a Compensation Committee. During the fiscal year ended September 30, 2007, each committee was composed of all independent directors (under the Nasdaq standards applicable to such committees), as follows:

Audit Committee	Compensation Committee
Carl M. Fredericks (Chairman)	Roger W. Kleppe (Chairman)
Roger W. Kleppe	Christopher P. Marshall
Stephen A. Lawrence*	Charles R. Stamp, Jr.

*	Mr. Lawrence is not standing for re-election to the Board of Directors.
     The Board of Directors has unanimously determined that all Audit Committee members are financially literate under the Nasdaq listing standards and that Carl M. Fredericks is a qualified audit committee financial expert as defined in the regulations of the Securities and Exchange Commission (the “SEC”).
     The purpose of the Audit Committee includes (1) annually selecting a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) reviewing the scope of audits made by the independent public accountants; and (3) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. See “Audit Committee Report.”
     The purpose of the Compensation Committee is to annually review and approve management’s overall compensation plan for the Company’s employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also determines stock options and restricted stock awards, which may be included in the compensation set forth for each individual. The Company has not established a formal Compensation Committee Charter. We have adopted a code of ethics which applies to our chief executive officer, chief financial officer, and directors of finance, and persons performing similar functions. A copy of the code of ethics is filed as an exhibit to our Report on Form 10-KSB for the fiscal year ended September 30, 2004. In addition, we will provide a copy to any person, without charge, upon request.
Nomination of Director Candidates
     Nominees for election to the Board of Directors of XATA are selected by the independent members of our Board, subject to the rights of JDSTG and the Trident Investors (see Notes 9, 10, and 11 of the table in “PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT” and “ELECTION OF DIRECTORS”). We do not have a standing nominating committee or a charter with respect to the nominating process. If we appointed such a committee, its membership would consist of the independent directors, or a subset of them. To date, all director nominees have been identified by current directors or management. We have never engaged a third party (for a fee or otherwise) to identify candidates and we have never received a proposed candidate from a source outside of the Company.

However, the Board would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to our Chairman and Chief Executive Officer, John J. Coughlan. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Board evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and Nasdaq, and willingness, ability, and availability for service.
Shareholder Communication with the Board
     We do not have a formal procedure for shareholder communication with our Board of Directors. In general, our officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our chief executive officer or chief financial officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, John J. Coughlan, or to the attention of the Chairman of our Audit Committee, Carl M. Fredericks, in care of the Company at the Company address. All such communications will be forwarded unopened.
     We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of shareholders. All incumbent directors and nominees attended the annual meeting in February 2007 except for Mr. Hudson and Mr. Lindbloom.
EXECUTIVE COMPENSATION
Executive Officers
     Our current executive officers are as follows:

Name	Age	Position
John J. Coughlan	49	Chief Executive Officer and Chairman of the Board of Directors
Mark E. Ties	42	Chief Financial Officer, Treasurer, and Secretary
Thomas L. Schlick	57	Executive Vice President of Services
David A. Gagne	41	Executive Vice President of Sales and Marketing
James C. Griffin	43	Executive Vice President of Research and Development
Compensation Committee Report
     The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” below and recommended to the Board that it be included in this Proxy Statement.

The Compensation Committee:
Roger W. Kleppe (Chairman)
Christopher P. Marshall
Charles R. Stamp, Jr.
Compensation Discussion and Analysis
     This compensation discussion and analysis (“CD&A”) is intended to provide context for the decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other executive officers who had the highest “total compensation” for 2007, as set forth in the “Summary Compensation Table” below (these five executive officers are collectively referred to as the “Named Executive Officers” or the “NEOs”). The Compensation Committee of the Company’s Board of Directors is responsible for policies and decisions regarding the compensation and benefits for NEOs. Certain facts described in this CD&A reflect Compensation Committee deliberations about which management does not have personal knowledge, although the Compensation Committee has advised management that the information in this CD&A is accurate and materially complete.
Objectives of the Company’s Executive Compensation Program
     The objectives of the Company’s executive compensation program are to:
•	attract and retain top quality executive talent;

•	establish and support a performance-driven culture and motivate executives to deliver strong business results; and

•	ensure that executives are aligned with shareholder expectations by closely linking total compensation with short term business objectives and creation of long term shareholder value.
Attraction and retention of top quality executive talent
     The Compensation Committee strives to assess competitive compensation regarding XATA’s executives. To help ensure that XATA’s executive compensation is in-line with the market, the Compensation Committee benchmarks XATA’s compensation against comparable companies representing, among others, the market for executive talent most applicable to the Company. The Compensation Committee designs the executive compensation program to be performance-based in order to drive performance and also to assure that strong performance is well rewarded, thus attracting and retaining high-performing, results-oriented executives. Long term incentives are designed, in part, to provide retention incentive as well as to reward the creation of long term shareholder value.
Linkage to short term business objectives and creation of long term shareholder value
     The Compensation Committee seeks to motivate executives to work conscientiously to achieve both short term and long term goals and, thereby, create shareholder value. A significant proportion of each NEO’s total compensation opportunity is performance-based variable compensation which rewards executives for annual business performance against pre-determined financial goals. These rewards are balanced with long term incentives to both drive short term growth in shareholder value and to reward long term decision-making which results in sustainable growth in shareholder value.

Compensation Data and Analysis
     To assist it in meeting its objectives, the Compensation Committee reviewed data on executive compensation trends and competitive compensation analysis covering the Company’s officers using both survey data and a group of benchmark companies.
Recommendations of the Chief Executive Officer
     The CEO did not determine the compensation of any of the NEOs in 2007 but he did offer his views on relevant matters for the Compensation Committee’s consideration including:
•	his recommendations with respect to salary adjustments and target (percent of salary) performance- based variable compensation for individual executive officers based on analysis of the benchmark data.

•	his views as to the form of long term incentives most appropriate to drive sustainable shareholder value creation.

•	his views with respect to the companies against which it is appropriate to benchmark the Company’s executive compensation.
The Compensation Committee duly considered the CEO’s recommendations in each of these areas.
Benchmarking
     Benchmark data was used by the Compensation Committee to review and to help determine the appropriate amount of each NEO’s compensation in 2007 and for 2008. Benchmark companies were selected by the Compensation Committee from a broad base of companies in selected industries, and the Compensation Committee selected a smaller group referred to as the Benchmark Companies. The companies in this group were selected to reflect similar offerings, targeted customer segments and the markets for executive talent most applicable to the Company. The Compensation Committee used the Benchmark Companies to verify and determine competitive pay levels for NEO positions. The companies in the benchmark list were:
Vital Images, Inc.
Compellent Technologies, Inc.
Salary.com, Inc.
Phase Forward Incorporated
Vocus, Inc.
LoopNet, Inc.
HireRight, Inc.
Kintera, Inc.
KANA Software, Inc.
SupportSoft, Inc.
Application of Benchmark Data
     The Compensation Committee examined the range of benchmark company data for each NEO’s position. Although the Compensation Committee used the mid-range of such date as a guide for determining compensation levels, actual values set for any individual NEO may, from time to time, deviate from mid-range because of year-to-year swings in market median data, and so as to maintain the desired internal equity among executive positions. Unless otherwise disclosed in the below sections on individual elements of direct compensation, the value of compensation paid or targeted for each NEO in 2007 was within the mid-range as determined by the benchmarking process. The Compensation Committee also consulted market data from the Culpepper Executive Compensation Survey as an additional source to ensure that mid-range data from the Benchmark Companies is similarly reflected.
Elements of Direct Compensation for Executive Officers
     The Company uses a combination of cash salary, annual performance-based variable compensation (currently paid in the form of cash) and grants of long term incentives (in the form of stock options and restricted stock) as the three elements of total direct compensation for NEOs. The proportion of total compensation that is dependent on the Company’s business performance (or is “at risk”) varies by position and increases with higher levels of responsibility. The methods by which the amounts of 2007 compensation for NEOs were reviewed are described in the following sections for each element of direct compensation.
     Salary. The salaries reported in the “Summary Compensation Table” reflect actual cash paid for the 2007 fiscal year. The salary level for each NEO was established by the Compensation Committee considering both the benchmark data for equivalent positions in the Benchmark Companies and the survey data.
     Annual Performance-Based Variable Compensation. The performance-based variable compensation reported for each NEO (in the column of the “Summary Compensation Table” captioned “Non-Equity Incentive Plan Compensation”) represents compensation that was earned based on fiscal 2007 performance. The following describes the methodologies used by the Compensation Committee to determine the final annual performance-based variable compensation earned by each NEO:
     Target Performance-Based Variable Compensation Level. The target performance-based variable compensation level for 2007 for each NEO (meaning the amount of variable compensation, expressed as a percent of salary, that would be earned for each level of achievement of the financial performance goals) was established by the Compensation Committee in December 2006. The Compensation Committee also approved a discretionary bonus pool for the management team in the amount of $100,000 toward the achievement of other business growth goals.
Selection of Performance Metrics
     Prior to the start of fiscal 2007, the Compensation Committee selected three performance measures that it determined were appropriate to drive desired business behavior for XATA and would correlate positively with total shareholder return. These measures were the Company’s results with respect to (1) units sold, (2) gross margin and (3) GAAP revenue, with each measure weighted at 40%, 30% and 30%, respectively. For the discretionary bonus pool the Compensation Committee selected a free cash flow target.
Establishment of Incentive Goals and Payout Approach
     Three levels of achievement were established for each Company performance measure which corresponded to a 25%, 50% or 75% multiple of earned salary payout of the target performance-based variable compensation. The Compensation Committee designed the relationship between pay and performance so as to ensure that increasing levels of performance would be rewarded with increased payout levels. Similarly, performance that did not meet the goals would reduce the performance-based variable compensation payout to as low as zero in the case of failure to meet the pre-established level of performance. In setting the performance levels, the Compensation Committee strived to establish challenging but achievable goals. The factors considered by the Compensation Committee in assessing the challenge inherent in the goals included:
•	management’s internal operating plan;

•	expected industry performance; and

•	new customer markets.
Payout Based on Performance Against Goals
     For 2007 the Company’s performance as evaluated by the Compensation Committee lead to the determination that each NEO earned performance-based variable compensation on only one (gross margin) of the three performance measures. On this performance measure the Company achieved the highest level of achievement, corresponding with a 75% multiple. In addition, the Compensation Committee judged that performance against pre-established positive free cash flow goals was met and, consequently, the discretionary bonus was awarded.
Performance Goals for 2008 Variable Compensation
     In designing the performance-based variable compensation program for 2008, the Compensation Committee adjusted the performance measures to be used by substituting new XATANET subscribers for units sold and modified EBITDA (modified EBITDA is the standard EBITDA calculation plus an add back for the impact of stock based compensation) for GAAP revenue as were used for 2007 as described above. The company revised Mr. Coughlan’s performance measure multiples to correspond with a 25%, 100% or 175% multiple of earned salary. These changes were made to provide even greater focus on profitable growth goals for the coming year. In addition the Compensation Committee has determined that a Discretionary Bonus plan for 2008 will be offered to attain specific business growth goals. During the course of the year, the Company accrues for the Performance-Based Variable Compensation Plan based on anticipated results.
     The Company has established additional performance incentive with Mr. Gagne that would provide up to an additional $200,000 of variable compensation upon achieving certain unit sales goals. No additional variable compensation would be earned unless these goals are achieved.
     In the event that significant changes in the business occur, there may be proposed changes to the 2008 variable compensation program. Any such proposals would be presented to the Compensation Committee and then the Board or the Compensation Committee, as appropriate, would render a decision as to their implementation. Upon completion of the year, the Company’s actual results with respect to the performance targets are assessed and presented to the Compensation Committee of the Board of Directors along with the proposed plans for the next year. The Compensation Committee reviews the submitted payouts and suggests changes if necessary.
Long Term Incentive Awards
     In addition to the above, each of the Company’s executive officers is eligible to receive equity compensation in the form of stock option and/or restricted stock grants under the Company’s 2007 Long Term Incentive and Stock Option Plan. It is believed that through the Company’s broad-based plan, the economic interests of all employees, including the executives, are more closely aligned to those of the shareholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.

     The long term incentive grants reported for each NEO in the “Grants of Plan-Based Awards” table represent those stock option and restricted stock grants made in 2007 that represent ongoing performance and new hire grants.
Benefit Plans Available to Executive Officers
     The Company’s practice is to make available to NEOs essentially the same benefit plans generally available to other employees in the Company. A review of comparable company benefits offerings determined that the Company provides competitive plans.
Tax and Accounting Implications
     Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
Summary Compensation Table
     The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to our Named Executive Officers during the fiscal year ended September 30, 2007.

					Non-Equity
			Stock	Option	Incentive Plan		All Other
			Awards ($)	Awards ($)	Compensation		Compensation
Named Executive	Year	Salary ($)	(4)(5)(8)(9)	(9)	($) (3)		($)	Total ($)
John J. Coughlan (6) Chairman and CEO	2007	288,462	988,252	178,000	150,000	(10)	144	1,604,858
Mark E. Ties CFO	2007	190,000	83,569	79,945	72,750		893	427,157
Thomas L. Schlick Senior Vice President of Services and Support	2007	200,000	39,514	64,448	55,000		1,910	360,872
David A. Gagne (1)(7) Executive Vice President of Sales and Marketing	2007	142,308	77,621	109,998	62,019		—	391,946
James C. Griffin (2) Executive Vice President of Research and Development	2007	102,308	86,600	11,019	53,019		—	252,946

(1)	Mr. Gagne joined the Company as Executive Vice President of Sales and Marketing on January 2, 2007.

(2)	Mr. Griffin joined the Company as Executive Vice President of Research and Development on February 12, 2007.

(3)	Expect for Mr. Coughlan, represents formula-based incentive compensation and amounts paid for achievement of “free” cash flow objective. The Company achieved the maximum payout level for one of the three performance metrics and the threshold payout level was not achieved for the remaining two performance metrics. The Company did achieve the “free” cash flow objective and awarded the additional compensation. The Compensation Committee allotted the discretionary bonus among the NEOs excluding Mr. Coughlan.

(4)	Total restricted shares of Common Stock and the fair market value as of September 30, 2007: John J. Coughlan — 392,593 shares ($1,130,668); Mark E. Ties — 52,266 shares ($150,526); Thomas L. Schlick — 23,667 shares ($68,161); David A. Gagne — 20,000 shares ($57,600); James C. Griffin — 20,000 shares ($57,600); Peter Thayer — 31,301 shares ($90,147).

(5)	Restricted stock awards vest over a period of one to six year years. Total unvested restricted shares of Common Stock as of September 30, 2007: John J. Coughlan — 224,306 shares; Mark E. Ties — 28,176 shares; Thomas L. Schlick — 15,777 shares; David A. Gagne — 20,000 shares; James C. Griffin — 20,000 shares.

(6)	Mr. Coughlan was granted a matching restricted stock award of 100,000 shares as a component of his employment contract. This award vested on the anniversary date of the award.

(7)	Mr. Gagne was granted a matching restricted stock award of 20,000 shares as a component of his employment contract. This award will vest on the anniversary date of the award.

(8)	During the officer’s continued full time employment with the Company, officer has full voting rights, dividend rights and other rights as a shareholder with respect to all vested (but not unvested) award shares.

(9)	Valuation of Stock and Option Awards based on the compensation cost we recognized during fiscal 2007 for financial statement purposes under FAS 123(R) for all awards granted in fiscal 2007 and prior years utilizing assumptions discussed in Note 8 to our financial statements for the fiscal year ended September 30, 2007, but disregarding the estimate of forfeitures related to service based vesting.

(10)	Mr. Coughlan was guaranteed incentive compensation of at least 50% of base salary as part of his employment contract.

Grants of Plan-Based Awards during the Fiscal Year Ended September 30, 2007
     The following table sets forth information with respect to plan-based awards granted during the fiscal year ended September 30, 2007 to the Named Executive Officers as follows:

		Estimated Possible Payments Under Non-
		Equity Incentive Plan Awards (1)
					All Other Stock	All Other Option		Grant Date Fair
					Awards:	Awards: Number	Exercise or Base	Value of Stock
		Threshold		Maximum	Number of	of Securites	Price of Option	and Option
	Grant Date	($)	Target ($)	($)	Shares of Stock	Underlying	Awards ($/sh)	Awards ($)
John J. Coughlan	10/1/2006					300,000	5.40	534,000
	10/1/2006				225,000			1,215,000
	10/1/2006				25,000			135,000
	10/1/2006				25,000			135,000
	10/1/2006				25,000			135,000
	10/1/2006				92,593			500,002
		150,000 (2)	150,000	225,000
Mark E. Ties	1/5/2007				3,667			19,142
	2/26/2007					100,000	5.03	157,000
		47,500	95,000	142,500
Thomas L. Schlick	1/5/2007				3,667			19,142
	2/26/2007					50,000	5.03	78,500
		50,000	100,000	150,000
David A. Gagne	1/1/2007					150,000	5.32	378,000
	1/5/2007				20,000			105,000
	2/26/2007					50,000	5.03	78,500
		35,577	71,154	106,731
James C. Griffin	2/15/2007					50,000	4.98	78,000
	5/14/2007				20,000			86,600
		25,577	51,154	76,731

(1)	The amounts in the Threshold column (except with respect to Mr. Coughlan) equal 25% of base salary, which is the amount that would have been paid had the first level goal been achieved for each of the three Company performance measures (units sold, gross margin, and GAAP revenue). The amounts in the Target column equal 50% of base salary, which is the amount that would have been paid had the second level goal been achieved for each such performance measure. The amounts in the Maximum column equal 75% of base salary, which is the amount that would have been paid had the third level goal (which is the highest level) been achieved for each such performance measure. For fiscal 2007, the Company achieved the maximum level payout for one of the three performance metrics (gross margin) and did not achieve the threshold level for the remaining two performance metrics.

(2)	Mr. Coughlan was guaranteed incentive compensation of at least 50% of base salary as part of his employment contract.

Outstanding Equity Awards as of September 30, 2007
     The following table sets forth the number of shares covered by both exercisable and unexercisable stock options, and vested and unvested stock awards held by each of the Named Executive Officers as of September 30, 2007 as follows:

	Stock Option Awards					Stock Awards
								Market Value
	Number of Securies					Number of		of Shares of
	Underlying Unexercised			Option	Option	Shares of Stock		Stock That
	Options (#)			Exercise	Expiration	That Have Not		Have Not
	Exercisable	Unexercisable		Price ($)	Date	Vested		Vested ($)
John J. Coughlan	—	300,000	(1)	5.40	10/1/2011			646,001
						150,000	(6)	432,000
						24,306	(7)	70,001
						25,000	(8)	72,000
						25,000	(9)	72,000
Mark E. Ties	29,667	59,333	(2)	5.12	9/27/2011
	—	100,000	(3)	5.03	2/26/2012
						6,666	(10)	19,198
						19,066	(11)	54,910
						2,444	(12)	7,039
Thomas L. Schlick	29,667	59,333	(2)	5.12	9/27/2011
	—	50,000	(3)	5.03	2/26/2012
						13,333	(13)	38,399
						2,444	(12)	7,039
David A. Gagne	—	150,000	(4)	5.32	1/1/2017
	—	50,000	(3)	5.03	2/26/2012
						20,000	(14)	57,600
James C. Griffin	—	50,000	(5)	4.98	2/15/2012
						20,000	(15)	57,600

(1)	Options vest in equal increments on October 1, 2007, 2008 and 2009.

(2)	Options vest in equal increments on September 27, 2007, 2008 and 2009.

(3)	Options vest in equal increments on February 26, 2008, 2009 and 2010.

(4)	Options vest in equal increments on January 1, 2008, 2009 and 2010.

(5)	Options vest in equal increments on February 15, 2008, 2009 and 2010.

(6)	Remaining shares vest equally at each month end through September 30, 2009.

(7)	Remaining shares vest equally at each month end through August 31, 2010.

(8)	Shares vest equally beginning September 30, 2008 and each month end thereafter through August 31, 2011.

(9)	Shares vest equally beginning September 30, 2009 and each month end thereafter through August 31, 2012.

(10)	Remaining shares will vest on April 11, 2008.

(11)	Remaining shares will vest equally on February 8, 2008 and February 8, 2009.

(12)	Remaining shares will vest equally on September 30, 2008 and September 30, 2009.

(13)	Remaining shares will vest equally on April 10, 2008 and April 10, 2009.

(14)	Shares vest on January 2, 2007 per a matching restricted stock award as part of Mr. Gagne’s employment agreement.

(15)	Shares vest equally on May 14, 2008, 2009 and 2010.

Fiscal 2007 Option Exercises and Restricted Stock Awards Vested
     The following table sets forth information with respect to the exercise of stock options and vesting of restricted stock by the Named Executive Officers during fiscal 2007:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise ($)	Vesting	Vesting ($)
John J. Coughlan	—	—	168,287	484,667
Mark E. Ties	—	—	17,423	82,247
Thomas L. Schlick	—	—	7,890	33,123
David A. Gagne	—	—	—	—
James C. Griffin	—	—	—	—
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
     The Company executed an employment agreement with John J. Coughlan on October 1, 2006. This agreement provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives, with a minimum bonus payment of $150,000 for the fiscal year ending September 30, 2007. The contract is for a period of two years and is automatically renewed for successive two year periods unless terminated by ninety (90) days notice in advance of renewal. The agreement also contains provisions that prohibit the Company from materially altering position, duties, benefit plans or incentive plans. Under the agreement, in the event the Company terminates the executive’s employment without cause or if the executive terminates employment with good cause attributable to the Company, the executive is entitled to one year of salary continuation, an annual incentive bonus in the amount of fifty percent of base salary, accelerated vesting of certain equity rights, in addition to certain other benefits. The agreement restricts the executive from competing with the Company during and for a period of one year beyond employment with the Company, and restricts the executive from disclosing certain confidential information. The agreement provides for accelerated vesting of certain equity rights in the event of a “change of control” of the Company (as defined in the agreement).
     The Company has executed “change of control” agreements with Mark E. Ties, Thomas L. Schlick, David A. Gagne and James C. Griffin. These agreements prohibit the Company from materially altering position, duties, benefit plans or incentive plans in the event of a “change of control” as defined in the agreement. Under the agreement, the executive is entitled to one year of salary continuation, accelerated vesting of all equity rights, in addition to certain other benefits, in the event that, within six months following a change of control, the Company terminates the executive’s employment without cause or if the employee terminates employment with good cause attributable to the Company.

     The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the circumstances indicated. In all cases, the information assumes that the termination occurred on the last day of fiscal 2007, and the price per share of our common stock is the closing market price as of that date (which was $2.88).

				In Connection
		Not in Connection with a		with a Change
		Change of Control		of Control
				Termination
				Without Cause,
				for Good
		Termination	Termination	Reason or Due
		Without	Due to	to Disability or
		Cause ($)	Disability ($)	Death ($)
John J. Coughlan	Severance pay	450,000	150,000	450,000
	Stock option vesting acceleration	—	—	—
	Restricted stock vesting acceleration	241,983	241,983	646,001
	Health care benefits continuation	7,696	—	7,696
	Life insurance continuation	1,846	—	1,846
	Outplacement services	10,000	—	10,000

	Total value	711,525	391,983	1,115,543

Mark E. Ties	Severance pay	—	—	220,000
	Stock option vesting acceleration	—	—	—
	Restricted stock vesting acceleration	50,175	50,175	81,147
	Health care benefits continuation	—	—	—
	Life insurance continuation	—	—	—
	Outplacement services	—	—	10,000

	Total value	50,175	50,175	311,147

Thomas L. Schlick	Severance pay	—	—	200,000
	Stock option vesting acceleration	—	—	—
	Restricted stock vesting acceleration	22,723	22,723	22,723
	Health care benefits continuation	—	—	—
	Life insurance continuation	—	—	—
	Outplacement services	—	—	10,000

	Total value	22,723	22,723	232,723

David A. Gagne	Severance pay	200,000	—	200,000
	Stock option vesting acceleration	—	—	—
	Restricted stock vesting acceleration	57,600	57,600	57,600
	Health care benefits continuation	—	—	—
	Life insurance continuation	—	—	—
	Outplacement services	—	—	10,000

	Total value	257,600	57,600	267,600

James C. Griffin	Severance pay	200,000	—	200,000
	Stock option vesting acceleration	—	—	—
	Restricted stock vesting acceleration	19,201	19,201	57,600
	Health care benefits continuation	—	—	—
	Life insurance continuation	—	—	—
	Outplacement services	—	—	10,000

	Total value	219,201	19,201	267,600

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
     Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 2007 its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.
Indemnification of Directors and Officers
     Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the “Act”). Article V of the Company’s Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company’s indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith. In addition, the Company has entered into indemnification agreements with the Trident Investors and its representatives who serve as directors on the Board which may supplement the indemnification provisions available to them under Minnesota law.
     As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director’s duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director’s duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in improper personal benefit to the director.
Certain Relationships and Related Person Transactions
     In June 2007, the Trident Investors purchased from us 1,566,580 shares of Series D Preferred Stock and warrants to purchase 469,974 shares of Common Stock for a total purchase price of $6.1 million. Trident currently holds all of our outstanding Series B, Series C and Series D Preferred Stock. Christopher P. Marshall, one of our directors, is a Managing Director of Trident and its director designee on our Board.
     JDSTG and the Trident Investors (as holders of Series B Stock) have rights to nominate directors, and in the case of the Trident Investors (as holders of Series B Stock), to vote separately as a class on their nominees. (See Notes 4, 9, 10, and 11 of the table under “PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT” and “ELECTION OF DIRECTORS.”) In addition, Trident has a right of first refusal on certain new stock issuances by the Company which is intended to permit Trident to maintain its current percentage ownership.
     We have an unwritten policy of reviewing financial transactions in which we are a participant and in which a related person has a direct or indirect interest in the transaction involving at least $120,000 in value. For purposes of this policy, related persons include all of our directors and executive officers, any nominee for director, any immediate family member of a director, nominee for director or executive officer of our company and any holder of more than 5% of either class of our common stock, or an immediate family member of such holder. Generally, the Audit Committee of our Board of Directors has responsibility for reviewing such significant related party transactions. However, our board of directors may instead cause a special committee of directors to review such a transaction, provided that no member of the special committee has a direct or indirect interest in the transaction under review. Such a transaction will only be approved if the reviewing committee determines that the transaction is beneficial to our company and the terms of the transaction are fair to us in light of all circumstances surrounding the transaction.
AUDIT COMMITTEE REPORT
     The Audit Committee of our Board of Directors is comprised of three (3) directors, all of whom are “independent” under the listing standards of The Nasdaq Stock Market. During the fiscal year ended September 30, 2007, the members of the Committee were Carl M. Fredericks (Chair), Stephen A. Lawrence, and Roger W. Kleppe. The Board of Directors has determined that all Audit Committee members are financially literate under current Nasdaq listing standards and that at least one member has financial management expertise. In addition, the Board of Directors has determined that Carl M. Fredericks is a qualified audit committee financial expert as defined in the regulations of the Securities and Exchange Commission.
     The Committee recommends to the Board of Directors the selection of the Company’s independent accountants. Management is responsible for the Company’s internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants.
     The Company has established an Audit Committee Charter which sets forth the Audit Committee’s principal accountabilities, including selecting and engaging the independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Charter is not available on our website but is attached as Appendix A to this Proxy Statement.
     The Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors any relationships that may impact their objectivity and independence, and has satisfied itself as to the auditors’ independence.
     The Committee has discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee has also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
     In addition, the Committee has discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     Based upon the Committee’s discussion with management and the independent accountants, the Committee’s review of the representation of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended September 30, 2007.
Members of the Audit Committee:
Carl M. Fredericks
Stephen A. Lawrence
Roger W. Kleppe
Principal Accountant
     The Audit Committee has selected Grant Thornton LLP as our principal accountant for the fiscal year ended September 30, 2008. Representatives of Grant Thornton LLP are expected to be present at our Annual Meeting to be held on February 7, 2008, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit Fees
     Aggregate fees billed by Grant Thornton LLP in connection with the audit of our financial statements for the years ended September 30, 2007 and 2006, and for review of our quarterly financial statements included in our reports on Form 10-Q during each year totaled $120,000 and $80,000, respectively. No leased personnel were utilized by Grant Thornton LLP in connection with any audit services provided to us.
Audit Related Fees
     Aggregate fees billed by Grant Thornton LLP for assurance related services during the fiscal years ended September 30, 2007 and 2006 totaled $10,000 and $36,000, respectively. The fiscal 2007 fees were for required procedures in connection with filing registration statements for resale of Common Stock by certain investors and amendments to Form 10-KSB for the year ended September 30, 2006.
Tax Fees
     Aggregate fees billed by Grant Thornton LLP for tax compliance, advisory and planning services during the fiscal years ended September 30, 2007 and 2006 totaled $0 and $1,000, respectively.
All Other Fees
     Aggregate fees billed by Grant Thornton LLP during the fiscal years ended September 30, 2007 and 2006 for products and services provided other than those disclosed above were $0 and $0, respectively.
Auditor Fees Pre-approval Policy
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services to be provided by Grant Thornton LLP, the Company’s independent auditor, including audit services and permitted audit-related and non-audit services in excess of $10,000, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton LLP during fiscal 2007.
EQUITY COMPENSATION PLAN INFORMATION

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans
Equity compensation plans approved by security holders	1,082,483	$4.97	37,000
Equity compensation plans not approved by security holders	150,000	$5.32	0
Total	1,232,483	$5.01	37,000
PROPOSALS FOR FISCAL 2008 ANNUAL MEETING
     We currently anticipate that the next annual meeting, for the fiscal year ending September 30, 2008 (the “2009 Annual Meeting”), will be held on or around February 15, 2009. If you wish to submit a proposal for inclusion in our proxy statement and proxy for shareholder action at the 2009 Annual Meeting, you must do so by sending the proposal and supporting statements, if any, to us no later than September 6, 2008.
     In addition, pursuant to the rules of the Securities and Exchange Commission, proxies solicited by our management for the 2009 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2009 Annual Meeting, unless we have received notice of the shareholder proposal on or before December 1, 2008.
     In addition, pursuant to Section 2.11 of our Bylaws, a shareholder who wishes to bring any business before the 2009 Annual Meeting must give notice of that fact, plus the additional information required under Section 2.11, by no later than November 9, 2008.

By Order of the Board of Directors

Mark E. Ties Secretary
Dated: January 4, 2008
Eden Prairie, Minnesota

A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES OUR REPORT ON FORM 10-K, IS ENCLOSED. AN ADDITIONAL COPY OF OUR FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: MARK E. TIES, CFO, 965 PRAIRIE CENTER DRIVE, EDEN PRAIRIE MN 55344.

Appendix A
XATA CORPORATION
AUDIT COMMITTEE CHARTER
ADOPTED SEPTEMBER 29, 2003
Objective
The audit committee of the board of directors of XATA shall use its best efforts to ensure the independence of the company’s independent accountants, the integrity of management, and the adequacy of disclosure to the company’s shareholders, potential shareholders, and the investment community.
Members
The audit committee shall be appointed annually by the board of directors, with its chairman (if any) to be selected by the committee. The committee shall have at least three members. Each member must also be a member of the board of directors. All of the committee members shall be “independent” and no member shall own or control 20% or more of the company’s securities. A director is “independent” if he/she is an “independent director” as defined in the rules of the Nasdaq Stock Market, Inc., and any other exchange on which the company’s securities are listed.
In selecting members of the audit committee, the board shall give consideration to each nominee’s capacity to serve, business experience, knowledge of XATA operations, finance, accounting, and auditing, facility in obtaining information by inquiry, and commitment and available time.
Each member shall have the ability to read and understand fundamental financial statements, and at least one member shall be an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.
The committee shall annually elect one of its members as chairperson. The chairperson shall schedule meetings, preside over meetings, and report to the board.
Vacancies on the committee shall be filled by the board of directors.
Meetings
The committee shall meet a minimum of four times per year and as scheduled by the committee chairman. A majority of members (at least 2 of 3) shall constitute a quorum. Each member shall be entitled to one vote. At the request of the committee, meetings may be held with members of management or the company’s internal accounting staff or representatives of the company’s independent accountants or consultants. The committee shall prepare and preserve written minutes of its meetings. The committee may appoint a committee member or a non-committee member as secretary. The committee may take action by conference telephone call, which shall constitute a meeting, or by written action signed by all members.
The activities and findings of the committee and minutes of committee meetings shall be made available to each member of the board.

Authority
The committee shall have unrestricted access to the company’s personnel and records and will be given the resources to discharge its duties. The committee shall have the authority to engage independent counsel and other advisors, as it deems necessary, to carry out its duties. The committee may conduct investigations into significant matters brought to its attention during the conduct of its duties and may retain persons having special competence as necessary. The committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors. The committee also has the sole authority and responsibility to approve any significant non-audit relationship with the independent auditors.
Responsibility
While the fundamental responsibility for the company’s financial statements and disclosures rests with management and the independent auditor, the audit committee must review:
•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company; and

•	earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

•	establish procedures for (1) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.
The audit committee shall have such other responsibilities as may be designated to it from time to time by the board of directors. In addition, the audit committee shall annually review and assess the adequacy of its Charter and recommend to the board of directors any modifications in its duties and responsibilities.
Operations
The audit committee shall:
•	Assist board oversight of (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s independent auditors.

•	Prepare the report that SEC rules require be included in the company’s annual proxy statement.

•	Retain and terminate the company’s independent auditors (subject, if applicable, to shareholder ratification).

•	At least annually, obtain and review a report by the independent auditor describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company. The audit committee should present its conclusions with respect to the independent auditor to the full board.
•	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The audit committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The audit committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

•	Discuss policies with respect to risk assessment and risk management. The audit committee should analyze the company’s major financial risk exposures and discuss with management the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management.

•	Periodically meet separately with management, with personnel responsible for the internal preparation of financial reports and records, and with independent auditors.

•	Review with the independent auditor any audit problems or difficulties and management’s response. Among the items the audit committee may want to review with the auditor are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the company. The review should also include discussion of the responsibilities, budget and staffing of the company’s internal financial functions.

•	Set clear hiring policies for employees or former employees of the independent auditors which shall comply in all respects with the rules of the Securities and Exchange Commission concerning independence of auditors and similar rules of any stock exchange on which the company’s securities are listed.

•	Report regularly to the board of directors. The audit committee should review with the full board any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, or the performance of the internal financial accounting.

•	Annually evaluate the performance of the audit committee.

•	Review, discuss and report to the board of directors concerning changes, if any, made or proposed by the government, accounting profession, or the company relating to accounting principles and their applications that could materially affect the company.

•	Review, discuss and report to the board of directors concerning significant issues reviewed by legal counsel concerning litigation, contingencies, claims, or assessments.

•	Review, discuss and report to the board of directors concerning significant adjustments proposed by the independent accountants.

•	Inquire of the independent accountants as to whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the company’s financial statements.

•	Review unusual reporting issues prior to the issuance of any press release on financial results.

•	Advise the independent accountants and members of the internal accounting staff that they may communicate directly with any member of the committee on a confidential basis.
Internal Accounting Controls
The committee shall undertake such review as it deems necessary to ensure that there exists an effective system of internal accounting controls. Without limitation and as it deems appropriate, the committee shall:
•	Meet privately with the independent accountants and appropriate members of the company’s financial staff to discuss pertinent matters.

•	Review with the chief financial officer the activities, organizational structure, and qualifications of the internal financial staff.

•	Inquire of the chief financial officer and independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls or the occurrence of fraudulent financial reporting.
Corporate Compliance
The committee shall conduct such review as it deems necessary to ensure that the company is maintaining effective controls against employee conflict of interest and fraud and is in reasonable compliance with related laws. Without limitation and as it deems appropriate, the committee shall:
•	Review management’s program to monitor compliance with the company’s code of conduct and the Foreign Corrupt Practices Act.

•	Review significant related party transactions.

•	Review the policies and procedures in effect for the review of officer expenses and purchases.

•	Review periodically the impact of significant accounting or reporting developments that may affect the company.

•	Review any legal matters that could have a significant impact on the company’s financial statements.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
Qualified Legal Compliance Committee

The committee shall be the company’s “qualified legal compliance committee” as defined in the rules of the Securities and Exchange Commission. In this capacity, the committee shall:
•	Adopt written procedures for the confidential receipt, retention and consideration of any report of a material violation of federal securities laws, breach of fiduciary duty or similar violations by the company or any officer, director, employee or agent of the company.

•	Inform the company’s chief legal officer and chief executive officer of any report of evidence of a material violation.

•	Determine whether an investigation is necessary regarding any report of evidence of a material violation by the company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate:
•	Notify the full board of directors;

•	Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

•	Retain such additional expert personnel as the committee deems necessary.
•	At the conclusion of any such investigation:
•	Recommend, by majority vote, that the company implement an appropriate response to evidence of a material violation;

•	Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

•	Acting by majority vote, take all other appropriate action, including the notification of the Securities and Exchange Commission in the event that the company fails in any material respect to implement an appropriate response that the qualified legal compliance committee has recommended.
Miscellaneous
As to other related matters, without limitation and as it deems appropriate, the committee shall:
•	Discuss with the independent accountants the quality of the company’s financial and accounting personnel and any relevant recommendations that the independent accountants may have, including those in their “Report to Management.”

•	Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

•	Evaluate the cooperation received by the independent accountants during their audit examination, including the access to all requested records, data, and information and elicit the comments of management regarding the responsiveness of the independent accountants to the company’s needs.

•	Request from outside auditors a formal written statement regarding all relationships between the outside auditors and the company.

•	Maintain an active dialogue with the outside auditors regarding any undisclosed relations or services that could affect the objectivity and independence of the outside auditors.

•	Take, or recommend that the board of directors take, appropriate action to oversee the outside auditors’ independence.

XATA CORPORATION ANNUAL MEETING OF SHAREHOLDERS THURSDAY, FEBRUARY 7, 20083:00 P.M.Marriot Southwest Hotel 5801 Opus Parkway Minnetonka, Minnesota XATA CORPORATION965 Prairie Center DriveEden Prairie MN 55344PROXY This proxy is solicited on behalf of the Board of Directors. The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 4, 2008, hereby appoints each of John J. Coughlan and Mark E. Ties as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held on Thursday, February 7, 2008 at 3:00 p.m. at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. See reverse for voting instructions

Please detach hereThe Board of Directors Recommends a Vote FOR all nominees. 1. Election of Directors 01 John J. Coughlan 04 Charles R. Stamp, Jr. duly nominated: 02 Carl M. Fredericks 05 Thomas G. Hudson 03 Roger W. Kleppe 06 Chad M. Lindbloom FOR all nominees (except as marked) Vote WITHHELD From all nominees (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)The authority to vote, in his discretion, on all other business that may properly come before the meeting. Address change? Mark Box Attending Meeting? Mark Box Indicate changes below:Dated: , 2008Signature(s) in Box PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator,trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.